UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

XFLT Sets the Record Straight on Benefits of the Sub-Adviser Proposal

XFLT Published Letters (Letter #1 (https://www.okapivote.com/XFLTLetter1/) and Letter #2 (https://www.okapivote.com/XFLTLetter2/) and a Comprehensive Presentation (https://www.okapivote.com/xfltpresentation/) to Shareholders Addressing Misstatements and Falsehoods Made by Terminated Sub-Adviser Octagon Credit Investors

Terminated Sub-Adviser Characterizes Track Record of -54% NAV Reduction Since the Fund’s Inception As "Admirable”

Shareholders Deserve Qualified Sub-Adviser with Potential for XFLT to Increase Distributions, Enhance Performance, and with No Fee Increases

Fund Asks Shareholders to Vote on the WHITE Proxy Card “FOR” the King Street Sub-Advisory Agreement at Special Meeting on July 30, 2026

CHICAGO – July 16, 2026 – XA Investments LLC, manager of XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”), today published a series of letters and a presentation to Fund shareholders detailing the benefits of approving a new investment sub-advisory agreement among the Fund, XA Investments LLC and Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”) in the upcoming Special Meeting of Shareholders on July 30, 2026.

Why XFLT’s Board Took Necessary and Decisive Action to Protect Shareholders

•	Octagon Credit Investors—the terminated sub-adviser—is doing everything it can to avoid accountability for the -54% decrease in the Fund’s NAV since inception, resulting directly from its investment decisions.

•	It seems the terminated sub-adviser Octagon wants to distract from its abysmal track record on XFLT, as well as its own CLO portfolio, which has suffered an extraordinary seven CLO defaults in 2026 that wiped out entire classes of investors in those funds.

•	XFLT’s Board of Independent Trustees had a fiduciary responsibility to protect shareholders from the terminated sub-adviser’s persistent underperformance across CLO strategies and commenced a comprehensive process to identify a qualified sub-adviser that could improve future shareholder outcomes.

•	The Board selected the King Street Sub-Adviser due to the strength of its CLO business and ability to execute the Fund’s strategy in a more dynamic manner within the Fund’s stated investment objective.

•	XA Investments and the Board have strong conviction that the King Street Sub-Adviser will help maximize the Fund’s potential for increased distributions and the opportunity for outperformance over time, particularly when compared to the Fund’s consistent NAV erosion under the terminated sub-adviser.

XFLT Shareholders and Their Financial Advisors Should Not Be Misled

•	Unfortunately, the terminated sub-adviser is deliberately attempting to distract shareholders with misleading statements about a hypothetical proposal, submitted after they were terminated, with the goal of increasing its own compensation.

•	Your Board determined it would be imprudent to provide a pay increase and entrust a higher degree of responsibility to a failed sub-adviser that the Board had already terminated due to persistent underperformance. That would simply be irresponsible.

•	A vote on the WHITE proxy card “FOR” the proposal will provide shareholders numerous benefits, including the potential for increased distributions and improved performance with no additional fees.

•	A vote against will not reinstall the terminated sub-adviser and will plunge the Fund into prolonged limbo as the Board restarts the process to appoint another qualified sub-adviser.

How XFLT Shareholders Can Defend the Future of Their Investment

To inform your vote, the Board recommends:

1)	Review all proxy materials closely and critically, including the most recent shareholder letters attached. Materials can also be found on sec.gov
(https://www.sec.gov/edgar/search/#/ciks=0001703079&entityName=XAI%2520Floating%2520Rate%2520%2526%2520Alternative
%2520Income%2520Trust%2520(XFLT)%2520(CIK%25200001703079).
2)	Examine additional related documents on the Fund’s proxy information page here (https://www.okapivote.com/XFLTProxy/).
3)	Use one of the following options to vote:
a.	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.
b.	By Phone: Call the toll-free number listed on your WHITE proxy card.
c.	By Mail: Sign and return the enclosed WHITE proxy card in the enclosed postage-paid envelope.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654&u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com

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